APPROVAL CERTIFICATE
                                       OF
                        SINO-FOREIGN JOINT VENTURE IN PRC

(Left Side)

Approval No.:              Xianyang Joint Venture [1994]No. 014
Approval Date:             August 13, 1994
                           (Seal on date) - February 24, 1997


(Right Side)

Name of Joint Venture:
         In Chinese:
         In English:     XIANYANG YONGXIN ELECTRONICS CO., LTD.

Address:                 70 West Weiyang Road, Xianyang, Shannxi Province
Type of company:         Joint Venture      Term of the Joint Venture: 30 years
Total Investment:        USD4,200,000
Registered Capital:      USD2,100,000

Investors:

Name:
Party A:                 Xianyang Pianzhuan Development Co. Ltd.
Party B:                 Asia Electronics Holding Co. Ltd.

Registration Place:
Party A:                 PRC
Party B:                 British Virgin Island

Contributions:
Party A:                 US$420,000
Party B:                 US$1,680,000

Field of Operation:
Manufacturing of deflection yokes and other electronic products.